UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Journal Media Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Video message from Tim Stautberg to Journal Media Group employees

Hi, everyone, Tim Stautberg here with an update on the transaction between Journal Media Group and Gannett.

First, I’d like to thank you for staying focused on serving our readers and advertisers since the announcement in October. We continue to do great work on behalf of our communities, and I’m especially proud of the corporate team that has successfully completed several critical projects tied to the Scripps/Journal transaction last April.

But the real topic on everyone’s minds is our pending transaction with Gannett.  While integration planning between Journal Media Group and Gannett continues to move forward, I will stress once again that many of the decisions about organizational structure, staffing, processes and operations will likely be made after the closing.

Functional leaders from Gannett and Journal Media Group have been meeting in person and by phone to discuss the transition of critical activities within the combined company after the closing. Gannett’s leadership team is looking forward to welcoming our employees to the USA TODAY network and is excited to collaborate with our folks in an effort to make decisions that will best serve Gannett’s expanded family of newspapers and the readers and advertisers in all of the combined company’s local markets.

I’ve received a number of questions about the timeline and conditions for closing the transaction. The special meeting of Journal Media Group shareholders is scheduled for 10 a.m. (Central) on Tuesday, March 1st. If you are a shareholder, I hope you’ve already voted your shares either by phone, by mail, or online — and I thank you for participating in the voting process.  If you haven’t yet voted, it’s very simple and should take less than five minutes.  Please check out the proxy card that was mailed to your home and follow the directions to vote “FOR” the transaction.

An additional condition for closing is the receipt of all regulatory approvals. This is a separate process from securing the approval of Journal Media Group shareholders.  If we have not received regulatory approval prior to our special meeting of shareholders on March 1, the shareholder vote will take place as planned, but we will not close on the transaction until the regulatory approval condition has been satisfied. We will keep you updated on timing as we learn more.

Again, I appreciate all of your hard work, your commitment to serving our readers and advertisers, and your support of your colleagues across the country. Thanks for everything you do to strengthen lives and communities.

Additional Information and Where to Find It

The proposed merger involving Journal Media Group, Inc. (“JMG”) and Gannett Co., Inc. will be submitted to the shareholders of JMG for their consideration. JMG has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the proposed merger and mailed to its shareholders the definitive proxy statement on or about January 22, 2016. JMG urges investors and shareholders to read the proxy statement, as well as other documents filed with the SEC, because they contain important information. Investors and security holders are able to receive the proxy statement and other documents free of charge at the SEC’s web site, http://www.sec.gov or from JMG upon request to Jason R. Graham, Senior Vice President, Chief Financial Officer and Treasurer, at 414-224-2363 or jason.graham@JMG.com.

Participants in the Merger Solicitation

This communication is not a solicitation of a proxy from any investor or shareholder.  However, JMG and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger under the rules of the SEC.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of JMG in connection with the proposed merger are set forth in the proxy statement. You can find information about JMG’s directors and executive officers in its Registration Statement on Form S-4 (Registration No. 333-201540) originally filed with the SEC on January 16, 2015 and declared effective on February 6, 2015 and JMG’s subsequently filed reports with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015.  These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of JMG and certain plans and objectives of JMG with respect thereto, including certain matters relating to the proposed merger with Gannett Co., Inc. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, uncertainties as to the expected closing date of the proposed merger; potential disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the risk of litigation and other legal proceedings related to the proposed merger; changes in economic, business or political conditions, licensing requirements or tax matters; risks related to the timing (including possible delays) of the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the possibility that the proposed merger does not close, including, but not limited to, due to the failure to obtain shareholder approval or the failure to satisfy the other closing conditions; and the risk that the merger agreement may be terminated in certain circumstances that require us to pay Gannett a termination fee of $9 million. These forward-looking statements are based on numerous assumptions and assessments made by JMG in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. JMG does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in JMG’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its reports filed on Form 10-Q and Form 8-K during 2015.